UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 31, 2022, HF Foods Group Inc. (“HF Group” or the “Company”), its wholly-owned subsidiary, B&R Global Holdings, Inc. (“B&R Global”), and certain of the wholly-owned subsidiaries and affiliates of the Company (collectively with the Company, the “Borrowers”), as borrowers, and certain material subsidiaries of the Company as guarantors, entered into a Third Amended and Restated Credit Agreement (the “Third Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, and certain lender parties thereto, including Comerica Bank. The Third Credit Agreement amends and restates the Company’s existing Second Amended and Restated Credit Agreement, dated as of January 17, 2020 (the “Existing Credit Agreement”) as amended. The Third Credit Agreement restates the existing $100 million asset-secured revolving credit facility (the “Facility”) and increases the mortgage-secured Term Loans from $69 million to $115 million, with the $46 million of new Term Loan borrowing amortizing over 20 years. The Third Credit Agreement revises the Existing Credit Agreement to (a) extend the maturity date of the Facility to March 31, 2027; (b) amend or remove covenant provisions limiting certain acquisition activities and intracompany financial transactions; and (c) add certain subsidiaries and remove other subsidiaries as loan parties. The Third Credit Agreement retains reference interest rates at 1 month SOFR plus a fixed spread plus a credit adjustment.
The terms of the Existing Credit Agreement were previously reported in the Company’s Report on Form 8-K filed January 21, 2020, and those disclosures are incorporated by reference in this Current Report on Form 8-K. The terms of a Consent, Waiver, Joinder and Amendment No. 3 to Second Amended and Restated Credit Agreement were previously reported in the Company’s Report on Form 8-K filed January 4, 2022, and those disclosures are incorporated by reference in this Current Report on Form 8-K.
Neither the Company nor any of its affiliates has any material relationship with any of the other parties to the Third Credit Agreement, except for (i) the Company’s previous credit facilities, with respect to which certain of the other parties to the Third Credit Agreement (and their respective affiliates) were lenders and (ii) commercial banking, investment banking, underwriting, trust and other financial advisory services provided (or to be provided) to the Company and its subsidiaries by certain of the lenders under the Third Credit Agreement (and their respective affiliates), for which they have received (or will receive) customary fees and expenses.
The foregoing description of the Third Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Third Amended and Restated Credit Agreement by and among HF Foods Group Inc., B&R Global Holdings, Inc. and certain of the wholly-owned subsidiaries and affiliates of the Company, as borrowers, JPMorgan Chase Bank, N.A. as Administrative Agent, and certain lender parties thereto, including Comerica Bank, dated March 31, 2022*

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(5)of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: April 1, 2022	/s/ Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer